                                                                      EXHIBIT 11

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
               THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THREE MONTHS ENDED       SIX MONTHS ENDED
                                                  JUNE 30, 1998            JUNE 30, 1997
                                                1998         1997         1998        1997
                                              -------      --------     -------     -------
Basic earnings per share (1):
     Net income per common share              $  0.26      $  0.15      $  0.33     $  0.28
                                              =======      =======      =======     =======
     Weighted average number of
       share outstanding                       40,907       38,656       40,815      38,425
                                              =======      =======      =======     =======

Diluted earnings per share (1):
    Net income per common share               $  0.25      $  0.15      $  0.32     $  0.27
                                              =======      =======      =======     =======


Shares:
     Weighted average number of
       shares outstanding                      40,907       38,656       40,815      38,425
     Effect of dilutive options                   968        1,655        1,186       1,661
                                              -------     --------     --------    --------
Adjusted weighted average number
       of shares outstanding                   41,875       40,311       42,001      40,086
                                              =======     ========     ========    ========

(1) Results for all periods prior to March 26, 1998 and July 15, 1997, respectively, have been restated for the acquisitions of Intrusion Detection Inc. and DynaSoft AB, respectively, which acquisitions have been accounted for as pooling of interests.